EXECUTIVE SALARY CONTINUATION AGREEMENT


     THIS AGREEMENT, made and entered into this 24th day of December, 2002, by and between American Savings Bank of NJ, a bank organized and existing under the laws of the State of New Jersey (hereinafter referred to as the "Bank"), and _________________ an Executive of the Bank (hereinafter referred to as the "Executive").

                                   WITNESSETH:

     WHEREAS, the Executive has been and continues to be a valued Executive of the Bank, and is now serving the Bank; and

     WHEREAS, the Executive's experience, knowledge of the affairs of the Bank, reputation, and contacts in the industry are so valuable that assurance of the Executive's continued services is essential for the future growth and profits of the Bank and it is in the best interests of the Bank to arrange terms of continued employment for the Executive so as to reasonably assure the Executive's remaining in the Bank's employment during the Executive's lifetime or until the age of retirement;

     WHEREAS, it is the desire of the Bank that the Executive's services be retained as herein provided;

     WHEREAS, the Executive is willing to continue in the employ of the Bank provided the Bank agrees to pay the Executive or the Executive's beneficiary(ies), certain benefits in accordance with the terms and conditions hereinafter set forth;

     ACCORDINGLY, it is the desire of the Bank and the Executive to enter into this Agreement under which the Bank will agree to make certain payments to the Executive at retirement or the Executive's beneficiary(ies) in the event of the Executive's death pursuant to this Agreement;

     FURTHERMORE, it is the intent of the parties hereto that this Executive Plan be considered an unfunded arrangement maintained primarily to provide supplemental retirement benefits for the Executive, and be considered a non-qualified benefit plan for purposes of the Employee Retirement Security Act of 1974, as amended ("ERISA"). The

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Executive  is  fully  advised  of  the  Bank's  financial  status  and  has  had substantial input in the design and operation of this benefit plan; and

     NOW, THEREFORE, in consideration of services to be performed in the future as well as of the mutual promises and covenants herein contained it is agreed as follows:

I.   EMPLOYMENT

     The Bank agrees to employ the Executive in such capacity as the Bank may from time to time determine. The Executive will continue in the employ of the Bank in such capacity and with such duties and responsibilities as may be assigned to him, and with such compensation as may be determined from time to time by the Board of Directors of the Bank.

II.  FRINGE BENEFITS

     The Salary continuation benefits provided by this Agreement are granted by the Bank as a fringe benefit to the Executive and are not part of any Salary reduction plan or an arrangement deferring a bonus or a Salary increase. The Executive has no option to take any current payment or bonus in lieu of these Salary continuation benefits except as set forth hereinafter.

III. RETIREMENT DATE AND NORMAL RETIREMENT AGE

     A.) Retirement Date:
         ----------------

          If the Executive remains in the continuous employ of the Bank, the Executive shall retire from active employment with the Bank on the December 31st nearest the Executive's sixty-fifth (65th) birthday, unless by action of the Board of Directors this period of active employment shall be shortened or extended.

     B.)  Normal Retirement Age:
          ----------------------

          Normal Retirement Age shall mean the date on which the Executive attains age sixty-five (65).

IV.  RETIREMENT BENEFIT

     Upon said retirement, the Bank, commencing with the first day of the month following the date of such retirement, shall pay Executive an annual benefit equal to __________ percentage (__%)* of the Executive's average base salary based upon the average of the highest three (3) out of the last five (5) years of


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     employment.  Said benefit shall be paid in equal monthly installments (1/12 of the annual benefit) until the death of the Executive.
         *Richard Bzdek 30%    Eric Heyer 30%    Joseph Kliminski 50%

V.   DEATH OF THE EXECUTIVE

     In the event of the death of the Executive, this agreement shall terminate and, if applicable, the Executive's beneficiary(ies) shall be paid a death benefit under the terms of the Endorsement Method Split Dollar Agreement between the Executive and the Bank.

VI.  BENEFIT ACCOUNTING

     The Bank shall account for this benefit using GAAP accounting principles. The Bank shall establish an accrued liability retirement account for the Executive into which appropriate reserves shall be accrued.

VII. VESTING

     Joseph Kliminski and Richard Bzdek
     ----------------------------------

     The Executive shall be one hundred percent (100%) vested in the benefits provided herein.

     Eric Heyer
     ----------

     Executive's interest in the benefits that are the subject of this Agreement shall be subject to an annual vesting percentage as set forth hereinbelow that corresponds to each full year of employment with the Bank from January 1, 2002 (to a maximum of 100%):

         Date while Executive                                Vested
     is employed by the Bank only                     (to a maximum of 100%)
     -----------------------------                    ----------------------

         January 1, 2002                                      33 1/3%
         -----------------------------------------------------------------------
         January 1, 2003                                      33 1/3%
         -----------------------------------------------------------------------
         January 1, 2004                                      33 1/3%
         -----------------------------------------------------------------------

VIII. OTHER TERMINATION OF EMPLOYMENT AND DISABILITY

      A.)  Other Termination of Employment:
           -------------------------------

          Subject to Subparagraph VIII (i) hereinbelow, in the event that the employment of the Executive shall terminate prior to retirement, as provided in Paragraph III, for reasons other than disability, by the Executive's voluntary action, or by the Executive's discharge by the Bank

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

          without cause, then this Agreement shall terminate upon the date of such termination of employment and the Bank shall pay to the Executive as severance compensation an amount of money equal to the accrued balance of the Executive's liability reserve account multiplied by the Executive's cumulative vested percentage (Paragraph VII). This severance compensation shall be paid in a lump sum.

          (i)  Discharge  for  Cause:  In  the  event  the  Executive  shall  be
               ----------------------
               discharged for cause at any time, all benefits provided herein shall be forfeited. The term "for cause" shall be as defined in the Executive's Employment Agreement between the Executive and the Bank in effect at the time of said termination. If a dispute arises as to discharge "for cause," such dispute shall be resolved by arbitration as set forth in this Executive Plan.

          B.)  Disability:
               -----------

               In  the  event  the  Executive  becomes  disabled  prior  to  any
               Termination of Service, and the Executive's employment is terminated because of such disability, the Executive shall be entitled to receive one hundred percent (100%) of the Executive's accrued liability balance at the time of said disability. Said accrued liability balance termination shall be paid to the Executive, at the sole discretion of the Bank, in either a lump sum or in fifteen (15) annual payments with an equivalent present value using a discount rate as the interest rate paid on the three year US Treasury obligations in effect at the time of such first payment payable for a period of one hundred and eighty
               (180) months (1/12th of the annual benefit) commencing with the first day of the month following the date of such termination and continuing each month thereafter until said payments have been completed.

               Disability shall be defined in the Executive's Employment Agreement in effect at the time of said termination or, if no Employment Agreement is in effect, then as defined in the Bank's long term termination policy in effect at the time of said disability. If neither definition exists at the time of termination and there is a dispute regarding whether the Executive is disabled, such dispute shall be resolved by a physician selected by the Bank, a physician selected by the Executive, and a third physician selected by each of the other two (2) physicians. Such resolution shall be binding upon all parties to this Agreement.


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


IX.  CHANGE OF CONTROL

     Change of Control shall be as defined in the Executive's Employment Agreement between the Executive and the Bank in effect at the time of said Change of Control. Upon a Change of Control, if the Executive subsequently suffers an involuntary Termination of Service , except for cause, or, upon a voluntary Termination of Service within twelve (12) months after such Change of Control, if any of the following events, which have not been consented to in advance by the Executive in writing, occur: (i) if the Executive would be required to move his personal residence or perform his principal executive functions more than forty (40) miles from the Executive's primary office as of the signing of this Agreement, or (ii) if the Bank should fail to maintain Executive's base compensation in effect as of the date of the Change of Control and the existing employee benefits plans, including material, fringe and retirement plans, then the Executive shall receive the benefits in Paragraph IV herein upon attaining Normal Retirement Age (Subparagraph III [B]), as if the Executive had been continuously employed by the Bank until the Executive's Normal Retirement Age. Notwithstanding the foregoing, all sums payable hereunder shall be reduced in such manner and to such extent so that no such payments made hereunder when aggregated with all other payments to be made to the Executive by the Bank shall be deemed an "excess parachute payment" in accordance with Section 280G of the code and be subject to the excise tax provided at Section 4999(a) of the Code.

X.   RESTRICTIONS ON FUNDING

     The Bank shall have no obligation to set aside, earmark or entrust any fund or money with which to pay its obligations under this Executive Plan. The Executive, their beneficiary(ies), or any successor in interest shall be and remain simply a general creditor of the Bank in the same manner as any other creditor having a general claim for matured and unpaid compensation.

     The Bank reserves the absolute right, at its sole discretion, to either fund the obligations undertaken by this Executive Plan or to refrain from funding the same and to determine the extent, nature and method of such funding. Should the Bank elect to fund this Executive Plan, in whole or in part, through the purchase of life insurance, mutual funds, disability policies or annuities, the Bank reserves the absolute right, in its sole discretion, to terminate such funding at any time, in whole or in part. At no time shall any Executive be deemed to have any lien, right, title or interest in any specific funding investment or assets of the Bank.

     If the Bank elects to invest in a life insurance, disability or annuity policy on the life of the Executive, then the Executive shall assist the Bank by freely submitting

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


     to a physical exam and supplying such additional information necessary to obtain such insurance or annuities.

XI.  MISCELLANEOUS

     A.   Alienability and Assignment Prohibition:
          ----------------------------------------

          Neither the Executive, nor the Executive's surviving spouse, nor any other beneficiary(ies) under this Executive Plan shall have any power or right to transfer, assign, anticipate, hypothecate, mortgage, commute, modify or otherwise encumber in advance any of the benefits payable hereunder nor shall any of said benefits be subject to seizure for the payment of any debts, judgments, alimony or separate maintenance owed by the Executive or the Executive's beneficiary(ies), nor be transferable by operation of law in the event of bankruptcy, insolvency or otherwise. In the event the Executive or any beneficiary attempts assignment, commutation, hypothecation, transfer or disposal of the benefits hereunder, the Bank's liabilities shall forthwith cease and terminate.

     B.   Binding Obligation of the Bank and any Successor in Interest:
          -------------------------------------------------------------

          The Bank shall not merge or consolidate into or with another bank or sell substantially all of its assets to another bank, firm or person until such bank, firm or person expressly agrees, in writing, to assume and discharge the duties and obligations of the Bank under this Executive Plan. This Executive Plan shall be binding upon the parties hereto, their successors, beneficiaries, heirs and personal representatives.

     C.   Amendment or Revocation:
          ------------------------

          It is agreed by and between the parties hereto that, during the lifetime of the Executive, this Executive Plan may be amended or revoked at any time or times, in whole or in part, by the mutual written consent of the Executive and the Bank.

     D.   Gender:
          -------

          Whenever in this Executive Plan words are used in the masculine or neuter gender, they shall be read and construed as in the masculine, feminine or neuter gender, whenever they should so apply.

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


     E.   Effect on Other Bank Benefit Plans:
          -----------------------------------

          Nothing contained in this Executive Plan shall affect the right of the Executive to participate in or be covered by any qualified or non-qualified pension, profit-sharing, group, bonus or other supplemental compensation or fringe benefit plan constituting a part of the Bank's existing or future compensation structure.

     F.   Headings:
          --------

          Headings and subheadings in this Executive Plan are inserted for reference and convenience only and shall not be deemed a part of this Executive Plan.

     G.   Applicable Law:
          ---------------

          The validity and interpretation of this Agreement shall be governed by the laws of the State of New Jersey.

     H.   12 U.S.C. ss. 1828(k):
          ----------------------

          Any payments made to the Executive pursuant to this Executive Plan, or otherwise, are subject to and conditioned upon their compliance with 12 U.S.C. ss. 1828(k) or any regulations promulgated thereunder.

     I.   Partial Invalidity:
          -------------------

          If any term, provision, covenant, or condition of this Executive Plan is determined by an arbitrator or a court, as the case may be, to be invalid, void, or unenforceable, such determination shall not render any other term, provision, covenant, or condition invalid, void, or unenforceable, and the Executive Plan shall remain in full force and effect notwithstanding such partial invalidity.

     J.   Not a Contract of Employment:
          -----------------------------

          This Agreement shall not be deemed to constitute a contract of employment between the parties hereto, nor shall any provision hereof restrict the right of the Bank to discharge the Executive, or restrict the right of the Executive to terminate employment.

     K.   Present Value:
          --------------

          All present value calculations under this Agreement shall be based on the following discount rate:

          Discount Rate:  The discount rate as used in the FASB 87  calculations for the Executive Plan.

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

          L.   Effective Date:
               ---------------

               The Effective Date of this Agreement shall be February 26, 2002.

XII.     ERISA PROVISION

          A.   Named Fiduciary and Plan Administrator:
               ---------------------------------------

               The "Named Fiduciary and Plan Administrator" of this Executive Plan shall be American Savings Bank of NJ until its resignation or removal by the Board. As Named Fiduciary and Plan Administrator, the Bank shall be responsible for the management, control and administration of the Executive Plan. The Named
               Fiduciary may delegate to others certain aspects of the management and operation responsibilities of the Executive Plan including the employment of advisors and the delegation of ministerial duties to qualified individuals.

          B.   Claims Procedure and Arbitration:
               ---------------------------------

               In the event a dispute arises over benefits under this Executive Plan and benefits are not paid to the Executive (or to the Executive's beneficiary(ies) in the case of the Executive's death) and such claimants feel they are entitled to receive such benefits, then a written claim must be made to the Named Fiduciary and Plan Administrator named above within sixty (60) days from the date payments are refused. The Named Fiduciary and Plan Administrator shall review the written claim and if the claim is denied, in whole or in part, they shall provide in writing within sixty (60) days of receipt of such claim the specific reasons for such denial, reference to the provisions of this Executive Plan upon which the denial is based and any additional material or information necessary to perfect the claim. Such written notice shall further indicate the additional steps to be taken by claimants if a further review of the claim denial is desired. A claim shall be deemed denied if the Named Fiduciary and Plan Administrator fail to take any action within the aforesaid sixty-day period.

               If claimants desire a second review they shall notify the Named Fiduciary and Plan Administrator in writing within sixty (60) days of the first claim denial. Claimants may review this Executive Plan or any documents relating thereto and submit any written issues and comments they may feel appropriate. In their sole discretion, the Named Fiduciary and Plan Administrator shall then review the second claim and provide a written decision within sixty (60) days of receipt of such claim. This decision

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

               shall likewise state the specific reasons for the decision and shall include reference to specific provisions of the Plan Agreement upon which the decision is based.

               Any controversy or claim arising out of or relating to this Agreement, or breach thereof, shall be settled exclusively by arbitration in accordance with the rules then in effect of the district office of the American Arbitration Association ("AAA") nearest to the home office of the Bank, and judgment upon the award rendered may be entered in any court having jurisdiction thereof, except to the extent that the parties may otherwise reach a mutual settlement of such issue. The provisions of this Paragraph shall survive the expiration of this Agreement.

               Where a dispute arises as to the Bank's discharge of the Executive "for cause," such dispute shall likewise be submitted to arbitration as above described and the parties hereto agree to be bound by the decision thereunder.

XIII.TERMINATION OR  MODIFICATION  OF AGREEMENT BY REASON OF CHANGES IN THE LAW,
     RULES OR REGULATIONS

     Notwithstanding anything herein above to the contrary, the Bank is entering into this Agreement upon the assumption that certain existing tax laws, rules and regulations will continue in effect in their current form. If any said assumptions should change and said change has a detrimental effect on this Executive Plan, then the Bank reserves the right to terminate or modify this Agreement accordingly. Furthermore, the Board has the right to terminate or modify future accruals if so determined within the Board's business judgment whether or not this Executive Plan has a detrimental effect on the Bank. Upon any said modification or termination of the plan, any benefits accrued to the Executive's liability retirement account on the date of said modification or termination shall be paid to the Executive, at the sole discretion of the Bank, in either a lump sum or in fifteen (15) annual payments with an equivalent present value using a discount rate as the interest rate paid on the three year US Treasury obligations in effect at the time of such first payment payable for a period of one hundred and eighty (180) months (1/12th of the annual benefit) commencing with the first day of the month following the date of such modification or termination and continue each month thereafter until said payments are completed. Upon a Change of Control (Paragraph IX), this paragraph shall become null and void effective immediately upon said Change of Control.

XIV. CONFIDENTIAL INFORMATION

     The Executive acknowledges that during his employment he or she will learn and have access to confidential information regarding the Bank and the Parent and its

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

     customers and businesses ("Confidential Information"). The Executive agrees and covenants not to disclose or use for his own benefit, or the benefit of any other person or entity, any such Confidential Information, unless or until the Bank or the Parent consents to such disclosure or use or such information becomes common knowledge in the industry or is otherwise legally in the public domain. The Executive shall not knowingly disclose or reveal to any unauthorized person any Confidential Information relating to the Bank, the Parent, or any subsidiaries or affiliates, or to any of the businesses operated by them, and the Executive confirms that such information constitutes the exclusive property of the Bank and the Parent. The Executive shall not otherwise knowingly act or conduct himself (a) to the material detriment of the Bank or the Parent, or its subsidiaries or affiliates, or (b) in a manner which is inimical or contrary to the interests of the Bank or the Parent. Executive acknowledges and agrees that the existence of this Agreement and its terms and conditions constitutes Confidential Information of the Bank, and the Executive agrees not to disclose the Agreement or its contents without prior written consent of the Bank. Notwithstanding the foregoing, the Bank reserves the right in its sole discretion to make disclosure of this Agreement as it deems necessary or appropriate in compliance with its regulatory reporting requirements. Notwithstanding anything herein to the contrary, failure by the Executive to comply with the provisions of this Section may result in the immediate termination of the Agreement within the sole discretion of the Bank, disciplinary action against the Executive taken by the Bank and other remedies that may be available in law or in equity.

In witness whereof, the parties hereto acknowledge that each has carefully read this Agreement and executed the original thereof on the first day set forth hereinabove, and that, upon execution, each has received a conforming copy.


                                         AMERICAN SAVINGS BANK
                                          OF NJ
                                         Bloomfield, New Jersey




                                         By:
-----------------------------------         ------------------------------------
Witness                                                                    Title




-----------------------------------         ------------------------------------
Witness                                     Executive


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